EXHIBIT 24

POWER OF ATTORNEY
DIRECTORS OF HILLS BANCORPORATION

Know all men by these presents that each person whose name is signed below has made, constituted and appointed, and by this instrument does make, constitute and appoint Dwight O. Seegmiller his true and lawful attorney with full power of substitution and resubstitution to affix for him and in his name, place and stead, as attorney-in-fact, his signature as director or officer, or both, of Hills Bancorporation, an Iowa corporation (the “Company”), to a Registration Statement on Form S-8 registering under the Securities Act of 1933, shares of common stock to be offered and sold under the Hills Bancorporation Amended and Restated Employee Stock Purchase Plan, and to any and all amendments, post-effective amendments and exhibits to that Registration Statement, and to any and all applications and other documents pertaining thereto, giving and granting to such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he might or could do if personally present, and hereby ratifying and confirming all that said attorney-in-fact or any such substitute shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed at Hills, Iowa, this 29th day of June, 2012.

/s/ Dwight O. Seegmiller	President, Chief Executive Officer and Director (Principal Executive Officer)
Dwight O. Seegmiller

/s/ Michael S. Donovan	Director
Michael S. Donovan

/s/ Thomas J. Gill, D.D.S.	Director
Thomas J. Gill, D.D.S.

/s/ Michael E. Hodge	Director
Michael E. Hodge

/s/ Emily A. Hughes	Director
Emily A. Hughes

/s/ James A. Nowak	Director
James A. Nowak

/s/ Theodore H. Pacha	Director
Theodore H. Pacha

/s/ John W. Phelan	Director
John W. Phelan

/s/ Ann Marie Rhodes	Director
Ann Marie Rhodes

/s/ Thomas R. Wiele	Director
Thomas R. Wiele

/s/ Sheldon E. Yoder, D.V.M.	Director
Sheldon E. Yoder, D.V.M